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                                                                   EXHIBIT h(12)



                  SECURITIES LENDING AUTHORIZATION AGREEMENT

                                   Between

           NEW ENGLAND FUNDS TRUST I and NEW ENGLAND FUNDS TRUST II,
      on behalf of each of their respective series as listed on Schedule C, severally and not jointly

                                      and

                      STATE STREET BANK AND TRUST COMPANY





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                                TABLE OF CONTENTS
                                                                            PAGE

  1    DEFINITIONS ......................................................      1

  2    APPOINTMENT OF STATE STREET ......................................      2

  3    SECURITIES TO BE LOANED ..........................................      2

  4    BORROWERS ........................................................      2

  5    SECURITIES LOAN AGREEMENTS .......................................      4

  6    LOANS OF AVAILABLE SECURITIES ....................................      4

  7    DISTRIBUTIONS ON AND VOTING RIGHTS WITH RESPECT TO LOANED
       SECURITIES .......................................................      5

  8    COLLATERAL .......................................................      5

  9    INVESTMENT OF CASH COLLATERAL AND COMPENSATION ...................      7

 10    FEE DISCLOSURE ...................................................      8

 11    RECORDKEEPING AND REPORTS ........................................      8

 12    STANDARD OF CARE .................................................      8

 13    REPRESENTATIONS AND WARRANTIES ...................................      8

 14    INDEMNIFICATION ..................................................      9

 15    CONTINUING AGREEMENT AND TERMINATION .............................      9

 16    NOTICES ..........................................................      9

 17    MISCELLANEOUS ....................................................     10

 18    SECURITIES INVESTORS PROTECTION ACT ..............................     10

19     COUNTERPARTS .....................................................     11

 20    TRUST NOTICE .....................................................     11

 21    MODIFICATION .....................................................     12


                            EXHIBITS AND SCHEDULES

      EXHIBIT I (State Street Securities Loan Agreement)

      EXHIBIT II (MOD-2)

      EXHIBIT III (Securities Loan Agreement)

      SCHEDULE A (Fee Schedule)

      SCHEDULE B (Acceptable Forms of Collateral)

      SCHEDULE C (Funds)

      SCHEDULE D (Schedule of Borrowers)

      SCHEDULE E (Fund Restrictions)

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                  SECURITIES LENDING AUTHORIZATION AGREEMENT

      Agreement dated the 30th day of November, 1998 between NEW ENGLAND FUNDS TRUST I and NEW ENGLAND FUNDS TRUST II, on behalf of each of their respective series as listed on Schedule C, severally and not jointly, each a registered management investment company organized and existing under the laws of Massachusetts (each a "Trust" and collectively, the "Trusts"), and STATE STREET BANK AND TRUST COMPANY ("State Street"), setting forth the terms and conditions under which State Street is authorized to act on behalf of the Trusts with respect to the lending of certain securities of the Trusts held by State Street as trustee, agent or custodian.

      This Agreement shall be deemed for all purposes to constitute a separate and discrete agreement between State Street and each of the series of shares of the Trusts listed on Schedule C to this Agreement (each a "Fund" and collectively, the "Funds") as it may be amended by the parties, and no series of shares of a Trust shall be responsible or liable for any of the obligations of any other series of shares of either Trust under this Agreement or otherwise, notwithstanding anything to the contrary contained herein.

      NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants contained herein, each of the parties does hereby covenant and agree as follows:

      1.  Definitions.  For the purposes hereof:

            (a) "Available Securities" means the securities of the Funds that are available for Loans pursuant to Section 3.

            (b) "Borrower" means any of the entities to which Available Securities may be loaned under a Securities Loan Agreement, as described in
Section 4.

            (c) "Collateral" means collateral delivered by a Borrower to secure its obligations under a Securities Loan Agreement.

            (d) "Investment Manager" when used in any provision means the person or entity who has discretionary authority over the investment of the Available Securities to which the provision applies.

            (e) "Loan" means a loan of Available Securities to a Borrower.

            (f) "Loaned Security" shall mean any "security" which is delivered as a Loan under a Securities Loan Agreement; provided that, if any new or different security shall be exchanged for any Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

            (g) "Market Value" of a security means the market value of such security (including, in the case of a Loaned Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by State Street, or such other independent sources as may be selected by State Street on a reasonable basis.

            (h) "Securities Loan Agreement" means the agreement between a Borrower and State Street (on behalf of the Funds) that governs Loans, as described in Section 5.

            (i) "Replacement Securities" means securities of the same issuer, class and denomination as Loaned Securities.

      2. Appointment of State Street. Each Fund hereby appoints and authorizes State Street as its agent to lend Available Securities to Borrowers in accordance with the terms of this Agreement. State Street shall have the responsibility and authority to do or cause to be done all acts State Street shall determine to be desirable, necessary, or appropriate to implement and administer this securities lending program, consistent with applicable law and the investment policies of each Fund as set forth on Schedule E. Each Fund agrees that State Street is acting as a fully disclosed agent and not as principal in connection with the securities lending program and that State Street may take action as agent of the Fund on an undisclosed or a disclosed basis.

      3. Securities to be Loaned. State Street acts or will act as agent and custodian of certain securities owned by the Funds. All of a Fund's securities held by State Street as custodian shall be subject to this securities lending program and constitute Available Securities hereunder, except for five percent (5%) of the shares or other units or principal amount owned by the Fund of any class or series of issuer's securities and except for those securities which a Fund or its Investment Manager specifically identifies in notices to State Street as not being Available Securities. In the absence of any such notice identifying specific securities, and except for such five percent (5%) exclusion, State Street shall have no authority or responsibility for determining whether any of a Fund's securities should be excluded from the lending program.

      4. Borrowers. The Available Securities may be loaned to any Borrower identified on the Schedule of Borrowers attached hereto as Schedule D, as such schedule may be modified from time to time with respect to a particular Fund by mutual agreement of State Street and such Fund, which schedule includes without limitation, the Financial Markets Group of State Street; provided, however, if Available Securities are loaned to the Financial Markets Group, in addition to being consistent with the terms hereof, said Loan shall be made in accordance with the terms of the Securities Loan Agreement attached hereto as Exhibit I, as modified from time to time in accordance with the provisions hereof (hereinafter, the "State Street Securities Loan Agreement"). The form of the State Street Securities Loan Agreement may be modified by State Street from time to time, without the consent of the Funds, in order to comply with the requirements of law or any regulatory authority having jurisdiction over State Street, the Funds or the securities lending program or in any other manner that is not material and adverse to the interests of any Fund. State Street shall notify the Funds of any material amendment to the State Street Securities Loan Agreement within a reasonable period of time after such amendment.

      The Funds acknowledge that each is aware that State Street, acting as "Lender's Agent" hereunder and under the State Street Securities Loan Agreement, is or may be deemed to be the same legal entity as State Street acting as "Borrower" under the State Street Securities Loan Agreement, notwithstanding the different designations used herein and therein or the dual roles assumed by State Street hereunder and thereunder. The Funds represent that the power granted herein to State Street, as agent, to lend U.S. securities owned by the Funds (including, in legal effect, the power granted to State Street to make Loans to itself) and the other powers granted to State Street, as agent herein, are given expressly for the purpose of averting and waiving any prohibitions upon such lending or other exercise of such powers which might exist in the absence of such powers, and that transactions effected pursuant to and in compliance with this Agreement and the State Street Securities Loan Agreement will not in and of themselves constitute a breach of trust or other fiduciary duty by State Street.

      Each Fund further acknowledges that such Fund has granted State Street the power to effect securities lending transactions with the Financial Markets Group of State Street and other powers assigned to State Street hereunder and under the Securities Loan Agreements and the State Street Securities Loan Agreement as a result of the Fund's desire to increase the opportunity for each Fund to lend securities held in its account on fair and reasonable terms to qualified Borrowers without such loans being considered a breach of State Street's fiduciary duty. In connection therewith, each of the Financial Markets Group and the Fund hereby agrees that it shall furnish to the other party, upon request
(i) the most recent available audited statement of its financial condition, and
(ii) the most recent available unaudited statement of its financial condition, if more recent than the audited statement. As long as any Loan is outstanding under this Agreement, each party shall also promptly deliver to the other party all such financial information that is subsequently available, and any other financial information or statements that such other party may reasonably request.

      In the event any such Loan is made to the Financial Markets Group, State Street hereby covenants and agrees for the benefit of the Funds that it has adopted and implemented procedural safeguards to help ensure that all actions taken by it hereunder will be effected by individuals other than, and not under the supervision of, individuals who are acting in a capacity as Borrower thereunder, and that all trades effected hereunder will take place at the same fully negotiated "arms length" prices offered to similarly situated third parties by State Street when it acts as lending agent, notwithstanding the inherent conflict of interest with respect to Loans to be effected by State Street to the Financial Markets Group.

      In the event a Fund approves lending to Borrowers resident in the United Kingdom, the Fund shall complete Part 1 of the document known as a "MOD-2 form," which is attached hereto as Exhibit II.

      In the event that State Street undertakes lending activity hereunder through its London office, State Street becomes subject to additional regulation in the U.K., and State Street is obliged to notify the Funds of the following matters:

      i. State Street shall make available to you established procedures in accordance with the requirements of the Securities and Futures Authority for the effective consideration of complaints concerning State Street's activities carried on in the UK.

      ii. Where a liability in one currency is to be matched by an asset in a different currency, or where an investment transaction relates to an investment denominated in a currency other than sterling, a movement of exchange rates may have a separate effect, favorable or unfavorable, on the gain or loss which would otherwise be experienced on the investment.

      iii. State Street or an affiliate may have an interest that is material to the investment or transaction concerned and neither State Street nor any such affiliate shall be obliged to disclose such interest or account to you for any profits or benefits made or derived by it or any of its associates from any such transaction.

      iv. Any assets which State Street holds in the form of money shall not be treated by State Street as the Clients' Money as defined by The Financial Services (Client Money) Regulations 1991 of the United Kingdom as amended (the "Clients' Money Regulations") and will not be held in accordance with the Clients' Money Regulations or such other regulations as shall amend or replace the Clients' Money Regulations from time to time.

5. Securities Loan Agreements. The Funds authorize State Street to enter into one or more Securities Loan Agreements with such Borrowers identified on the Schedule of Borrowers as may be selected by State Street. Subject to the terms of this Agreement, each Securities Loan Agreement shall have such terms and conditions as State Street may negotiate with the Borrower; however, certain terms of individual loans, including rebate fees to be paid to the Borrower for the use of cash Collateral, shall be negotiated at the time a loan is made. A form of the Securities Loan Agreement is attached hereto as Exhibit III. State Street represents to the Fund that clause 9.3 (cross-default/cross-collateralization provision) and clause 12 (indemnification provision) in Exhibit III is not subject to negotiation with its Borrowers.

      6. Loans of Available Securities. State Street shall have authority to make Loans of Available Securities to Borrowers identified on the Schedule of Borrowers, and to deliver such securities to such Borrowers. State Street shall be responsible for determining whether any such Loan shall be made, and for negotiating and establishing the terms of each such Loan. State Street shall have the authority to terminate any Loan in its discretion, at any time and without prior notice to a Fund.

      The Funds acknowledge that State Street administers securities lending programs for other clients of State Street. State Street will allocate securities lending opportunities among its clients, using reasonable and equitable methods established by State Street from time to time. State Street does not represent or warrant that any amount or percentage of the Fund's Available Securities will in fact be loaned to Borrowers. The Funds agree that each shall have no claim against State Street and State Street shall have no liability arising from, based on, or relating to, loans made for other clients, or loan opportunities refused hereunder, whether or not State Street has made fewer or more loans for any other client, and whether or not any loan for another client, or the opportunity refused, could have resulted in loans made under this Agreement.

      The Funds also acknowledge that, under the applicable Securities Loan Agreements, the Borrowers will not be required to return Loaned Securities immediately upon receipt of notice from State Street terminating the applicable Loan, but instead will be required to return such Loaned Securities within the customary settlement period for such securities. Upon receiving a notice from a Fund or its Investment Manager that Available Securities which have been loaned to a Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), State Street shall notify promptly thereafter the Borrower which has borrowed such securities that the Loan of such securities is terminated and that such securities are to be returned within the customary settlement period.

      7. Distributions on and Voting Rights with Respect to Loaned Securities. Each Fund represents and warrants that it is the beneficial owner of (or exercises complete investment discretion over) all Available Securities free and clear of all liens, claims, security interests and encumbrances and no such security has been sold, and that it is entitled to receive all distributions made by the issuer with respect to Loaned Securities. Except as provided in the next sentence, all interest, dividends, and other distributions paid with respect to Loaned Securities shall be credited to the Fund's account on the date such amounts are delivered by the Borrower to State Street with the exception of those securities markets in which State Street provides the Fund with predetermined income. Such predetermined income shall be credited to the Fund's account on the payable date of the issuer. Any non-cash distribution on Loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the Loan (and shall be considered to constitute Loaned Securities) as of the date such non-cash distribution is received by the Borrower; provided that the Fund (or Investment Manager) may, by giving State Street ten (l0) business days' notice prior to the date of such non-cash distribution, direct State Street to request that the Borrower deliver such non-cash distribution to State Street, pursuant to the applicable Securities Loan Agreement, in which case State Street shall credit such non-cash distribution to the Fund's account on the date it is delivered to State Street.

      Each Fund acknowledges that it will not be entitled to participate in any dividend reinvestment program or to vote with respect to securities that are on loan on the applicable record date for such securities.

      Each Fund also acknowledges that any payments of distributions from Borrower to the Fund are in substitution for the interest or dividend accrued or paid in respect of Loaned Securities and that the tax treatment of such payment may differ from the tax treatment of such interest or dividend.

      If an installment, call or rights issue becomes payable on or in respect of any Loaned Securities, State Street shall use all reasonable endeavors to ensure that any timely instructions from the Fund are complied with, but State Street shall not be required to make any payment unless the Fund has first provided State Street with funds to make such payment.

      8.  Collateral.

      (a) Receipt of Collateral. Each Fund authorizes State Street to receive and to hold, on the that Fund's behalf, Collateral from Borrowers to secure the obligations of Borrowers with respect to any Loan of securities made on behalf of a Fund pursuant to the Securities Loan Agreements. All investments of cash Collateral shall be for the account and at the risk of the Fund. Notwithstanding the foregoing, State Street and the Fund have agreed, as set forth in subparagraph (c) below, that in the event the value of the cash Collateral so invested is insufficient to the rebate fee (i.e., the return to the Borrower for the use of cash Collateral), the Fund and State Street shall share the responsibility for making up the amount of the shortfall in accordance with the fee split as set forth on Schedule A. Concurrently with the delivery of the Loaned Securities to the Borrower under any Loan, State Street shall receive from the Borrower Collateral in any of the forms listed on Schedule B. Said Schedule may be amended from time to time by the mutual written agreement of State Street and the Funds.

        The initial Collateral received shall have a Market Value of not less than one hundred two percent (l02%) of the Market Value of the Loaned Securities in the case of Loaned Securities denominated in United States Dollars or whose primary trading market is located in the United States or sovereign debt issued by foreign governments, or one hundred five percent (105%) of the Market Value of the Loaned Securities in the case of Loaned Securities which are not denominated in United States Dollars or whose primary trading market is not located in the United States. Thereafter, subject to the next paragraph, State Street shall value all Loaned Securities in accordance with its customary practices and prevailing industry practices and take such action as is appropriate with respect to Collateral under the applicable Securities Loan Agreement.

      State Street shall value all Loaned Securities in accordance with its customary practice. Pursuant to the terms of the applicable Securities Loan Agreement, State Street shall, in accordance with State Street's reasonable and customary practices and prevailing industry practices, mark each Loaned Security and its Collateral to their Market Value each business day based upon the Market Value of the Collateral and the Loaned Security at the close of business on the preceding business day employing the most recently available pricing information, and ensure that each applicable Securities Loan Agreement shall require each Borrower to deliver additional Collateral to State Street in accordance with the above percentages in the event that at the close of business on any business day the Market Value of the Collateral delivered by such Borrower with respect to all Loaned Securities shall be less than (i) in the case of Loaned Securities denominated in United States Dollars or whose primary trading market is located in the United States or sovereign debt issued by foreign governments, 101.5% of the Market Value of the Loaned Securities or (ii) in the case of Loaned Securities whose primary trading market is not located in the United States (other than sovereign debt issued by foreign governments) 104.5% of the Market Value of the Loaned Securities or (iii) such higher percentage as may be applicable in the jurisdiction in which such Loaned Securities are customarily traded.

       (b) Return of Collateral. The Collateral shall be returned to Borrower at the termination of the Loan upon the return of the Loaned Securities by Borrower to State Street in accordance with the applicable Securities Loan Agreement.

      (c) Limitations. State Street shall invest cash Collateral in accordance with any directions, including any limitations, established by the Funds in a writing identified to this Agreement and acknowledged in writing by State Street and shall exercise reasonable care, skill, diligence and prudence in the investment of Collateral. Subject to the foregoing limits and standard of care, State Street does not assume any market or investment risk of loss with respect to the investment of cash Collateral. If the value of the cash Collateral so invested is insufficient to the rebate fee (i.e., the return to the Borrower for the use of cash Collateral), the Fund and State Street shall share the responsibility for making up the amount of the shortfall in accordance with the fee split as set forth on Schedule A. If the value of the cash Collateral so invested is insufficient to return full amount of the Collateral (U.S. dollar or otherwise) and any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement with respect to a particular Loan or Loans (other than rebate fee), the Fund shall be solely responsible for such shortfall and shall promptly deliver such amount to State Street upon receipt of notice from State Street.

      9. Investment of Cash Collateral and Compensation. To the extent that a Loan is secured by cash Collateral, such cash Collateral, including money received with respect to the investment of the same, or upon the maturity, sale, or liquidation of any such investments, shall be invested by State Street, subject to the directions referred to above, if any, in short-term instruments, short term investment funds maintained by State Street, money market mutual funds and such other investments as State Street may from time to time select, including without limitation investments in obligations or other securities of State Street or of any State Street affiliate and investments in any short-term investment fund, mutual fund, securities lending trust or other collective investment fund with respect to which State Street and/or its affiliates provide investment management or advisory, trust, custody, transfer agency, shareholder servicing and/or other services for which they are compensated.

      Each Fund acknowledges that interests in such mutual funds, securities lending trusts and other collective investment funds, to which State Street and/or one or more of its affiliates provide services are not guaranteed or insured by State Street or any of its affiliates or by the Federal Deposit Insurance Corporation or any government agency. Each Fund hereby authorizes State Street to purchase or sell investments of cash Collateral to or from other accounts held by State Street or its affiliates.

      The net income generated by any investment made pursuant to the preceding paragraph of this Section 9 shall be allocated among the Borrower, State Street, and the Fund, as follows: (a) the rebate fee shall be paid to the Borrower; (b) the balance, if any, shall be split between State Street as compensation for its services in connection with this securities lending program and the Fund in accordance with the fee schedule attached hereto as Schedule A.

      To the extent that a Loan is secured by non-cash Collateral, the Borrower shall be required to pay a loan premium, the amount of which shall be negotiated by State Street. Such loan premium shall be allocated between State Street and the Fund as follows: (a) such portion of such loan premium shall be paid to State Street as compensation for its services in connection with this securities lending program, in accordance with Schedule A hereto; and (b) the remainder of such loan premium shall be credited to the Fund's account.

      Each Fund acknowledges that in the event that the its participation in securities lending generates income for the Fund, State Street may be required to withhold tax or may claim such tax from the Fund as is appropriate in accordance with applicable law.

      Each Fund shall reimburse State Street for any and all funds advanced by State Street on behalf of the Fund as a consequence of the Fund's obligations hereunder, including the Fund's obligation to return cash Collateral to the Borrower and to pay any fees due the Borrower, all as provided in Section 8 hereof.

      10. Fee Disclosure. The fees associated with the investment of cash Collateral in funds maintained or advised by State Street are disclosed on Schedule A hereto. Said Schedule may be amended from time to time by mutual consent of the Funds and State Street. An annual report with respect to such funds is available to the Funds, at no expense, upon request.

      11. Recordkeeping and Reports. State Street will establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. On a daily basis, the Fund will be able to electronically view on-loan activity, Borrower exposure and monthly earnings. On a monthly basis, State Street will provide the Funds with a statement describing the Loans made, and the income derived from the Loans, during the period covered by such statement. Each party to this Agreement shall comply with the reasonable requests of the other for information necessary to the requester's performance of its duties in connection with this securities lending program.

      12. Standard of Care. Subject to the requirements of applicable law, State Street shall not be liable with respect to any losses incurred by the Funds in connection with this securities lending program or under any provision hereof, except to the extent that such losses result from the negligence, willful misconduct, recklessness, bad faith, misfeasance or nonfeasance on the part of itself and any party to whom State Street delegates any of its duties hereunder or breach by State Street of the terms of this Agreement and State Street shall indemnify and hold the Funds harmless against losses arising therefrom.

      The Funds acknowledge that when lending Gilt securities there is intra-day settlement exposure from the Borrower's settlement bank. In particular, the Funds have daily exposure that the Gilt Collateral position backed by the assured payment from the Borrower's settlement bank is unsecured.

      State Street, in determining the Market Value of Securities, including without limitation, Collateral, may rely upon any recognized pricing service and shall not be liable for any errors made by such service; provided such pricing service was selected and relied on by State Street with reasonable care.

      13. Representations and Warranties. Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Agreement will at all times comply with all applicable laws and regulations.

       Each Fund represents and warrants that (a) it has made its own determination as to the tax treatment of any dividends, remuneration or other funds received hereunder; and (b) the financial statements delivered to State Street pursuant to Section 4 fairly present its financial condition and there has been no material adverse change in its financial condition or the financial condition of any parent company since the date of the balance sheet included within such financial statements. Each Loan shall constitute a present representation by the a Fund that there has been no material adverse change in its financial condition that has not been disclosed in writing to State Street since the date of the most recent financial statements furnished to State Street pursuant to Section 4.

      The person executing this Agreement on behalf of the Funds represents that he or she has the authority to execute this Agreement on behalf of the Funds.

      Each Fund hereby represents to State Street that: (i) its policies generally permit it to engage in securities lending transactions; (ii) its policies permit it to purchase shares of the Navigator Securities Lending Trust with cash Collateral; (iii) its participation in the securities lending program, including the investment of cash Collateral in the Navigator Securities Lending Trust, and the existing series' thereof, has been approved by a majority of the directors or trustees that are not "interested persons" within the meaning of section 2(a)(19) of the Investment Company Act of 1940, and such directors or trustees will evaluate the securities lending program no less frequently than annually to determine that the investment of cash Collateral in the Navigator Securities Lending Trust, including any series thereof, is in the Fund's best interest, and (iv) its prospectus provides appropriate disclosure concerning its securities lending activity.

       Each Fund hereby further represents that it is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to this Agreement and the Securities; it qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended; and that the taxpayer identification numbers and corresponding tax year ends are as set forth on Schedule B.

      14.  Indemnification.

            (a) If at the time of a default by a Borrower with respect to a Loan (within the meaning of the applicable Securities Loan Agreement), some or all of the Loaned Securities under such Loan have not been returned by the Borrower, and subject to the terms of this Agreement, State Street shall indemnify the Fund against the failure of the Borrower as follows. State Street shall purchase a number of Replacement Securities equal to the number of such unreturned Loaned Securities, to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such Loan to the purchase of such Replacement Securities. Subject to the Fund's obligations pursuant to Section 8 hereof, if and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at State Street's expense.

            (b) If State Street is unable to purchase Replacement Securities pursuant to Section 14(a) hereof, State Street shall credit to the Fund's account an amount equal to the Market Value of the unreturned Loaned Securities for which replacement securities are not so purchased, determined as of (i) the last day the Collateral continues to be successfully marked to market against the unreturned Loaned Securities; or (ii) the next Business Day following the day referred to in (i) above, if higher.

            (c) In addition to making the purchases or credits required by Paragraphs (a) and (b) hereof, State Street shall credit to the Fund's account the value of all distributions on the Loaned Securities (not otherwise credited to the Fund's accounts with State Street), the record dates for which occur before the date that State Street purchases Replacement Securities pursuant to Paragraph (a) or credits the Fund's account pursuant to Paragraph (b).

            (d) Any credits required under Paragraphs (b) and (c) hereof shall be made by application of the proceeds of the Collateral (if any) that remains after the purchase of Replacement Securities pursuant to Paragraph (a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (b) and (c), such credits shall be made at State Street's expense.

            (e) If after application of Paragraphs (a) through (d) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such Loan are received from the Borrower, State Street shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by State Street pursuant to Paragraphs (a) through (d) above, and then to credit to the Fund's account all other amounts owed by the Borrower to the Fund with respect to such Loan under the applicable Securities Loan Agreement.

            (f) In the event that State Street is required to make any payment and/or incur any loss or expense under this Section, State Street shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Fund against the Borrower under the applicable Securities Loan Agreement.

      (g) The provisions of this Section 14 shall not apply to losses attributable to war, riot, revolution, acts of government or other causes beyond the reasonable control or apprehension of State Street (other than default by a Borrower in returning when due some or all of the Loaned Securities that are the subject of any Loan or in otherwise performing any of its obligations under the applicable Securities Loan Agreement).

      15. Continuing Agreement and Termination. It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made. The Funds and State Street may each at any time terminate this Agreement upon five (5) business days' written notice to the other to that effect. The only effects of any such termination of this Agreement will be that
(a) following such termination, no further Loans shall be made hereunder by State Street on behalf of the Funds, and (b) State Street shall, within a reasonable time after termination of this Agreement, terminate any and all outstanding Loans. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided.

      16. Notices. Except as otherwise specifically provided herein, notices under this Agreement may be made orally (and confirmed in writing), in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:

      If to the Funds:

            c/o New England Funds, L.P.
            399 Boylston Street
            Boston, MA 02116
            Attention: Treasurer

      If to State Street:

            State Street Bank and Trust Company
            Global Securities Lending Division
            Two International Place, Floor 31
            Boston, Massachusetts 02110

or to such other addresses as either party may furnish the other party by written notice under this section.

      Whenever this Agreement permits or requires a Fund to give notice to, direct, provide information to State Street, such notice, direction, or information shall be provided to State Street on the Fund's behalf by any individual designated for such purpose by the Fund in a written notice to State Street. (This Agreement shall be considered such a designation of the person executing the Agreement on the Funds' behalf.) After its receipt of such a notice of designation, and until its receipt of a notice revoking such designation, State Street shall be fully protected in relying upon the notices, directions, and information given by such designee.

      17. Miscellaneous. This Agreement supersedes any other agreement between the parties or any representations made by one party to the other, whether oral or in writing, concerning loans of securities by State Street on behalf of the Funds. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

      18. Securities Investors Protection Act of 1970 Notice. THE FUND IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE FUND WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO THE FUND MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BROKER'S OR DEALER'S OBLIGATION IN THE EVENT THE BROKER OR DEALER FAILS TO RETURN THE SECURITIES.

      19. Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

      20.  Trust Notice.

      (a) A copy of the Agreement and Declaration of Trust establishing New England Funds Trust I (the "Trust") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Trust's series as listed on Schedule C, severally and not jointly, on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging respectively to each such Fund.

      (b) A copy of the Agreement and Declaration of Trust establishing New England Funds Trust II (the "Trust") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Trust's series as listed on Schedule C, severally and not jointly, on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging respectively to each such Fund.

      21. Modification. This Agreement shall not be modified, except by an instrument in writing signed by the parties hereto.

                              NEW ENGLAND FUNDS TRUST I, on behalf of its respective series as listed on Schedule C, severally and not jointly

                              Name:    BRUCE SPECA
                                   ----------------------------

                              By:  /s/ BRUCE SPECA
                                   ----------------------------

                              Its:     PRESIDENT
                                   ----------------------------

                              NEW ENGLAND FUNDS TRUST II,on behalf of each of its respective series as listed on Schedule C, severally and not jointly

                              Name:    BRUCE SPECA
                                   ----------------------------

                              By:  /s/ BRUCE SPECA
                                   ----------------------------

                              Its:     PRESIDENT
                                   ----------------------------


                              STATE STREET BANK AND TRUST COMPANY

                              Name:    DONALD HODGMAN
                                   ----------------------------

                              By:  /s/ DONALD HODGMAN
                                   ----------------------------

                              Its:     SVP
                                   ----------------------------

                                  SCHEDULE A

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the ____day of _______, 1998 between NEW ENGLAND FUNDS TRUST I and NEW ENGLAND FUNDS TRUST II, ON BEHALF OF EACH OF THEIR RESPECTIVE SERIES, AS LISTED ON SCHEDULE C, SEVERALLY AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST COMPANY ("State Street").


                               SCHEDULE OF FEES

1. Subject to Paragraph 2 below, all proceeds collected by State Street on investment of Cash Collateral or any fee income shall be allocated as follows

- Sixty five percent (65%) payable to the Client, and

- Thirty five percent (35%) payable to State Street.


2. All payments to be allocated under Paragraph 1 above shall be made after deduction of such other amounts payable to State Street or to the Borrower under the terms of the attached Securities Lending Authorization Agreement and Securities Loan Agreement.

3. Investment Management Fees

The Securities Lending Quality Trust:

On an annualized basis, the management/trustee/custody/fund administration fee for investing cash Collateral in the Securities Lending Quality Trust is not more than 7.00 basis points netted out of yield. The trustee may pay out of the assets of the Trust all reasonable expenses and fees of the Trust, including professional fees or disbursements incurred in connection with the operation of the Trust.

                                  SCHEDULE B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the ____day of _______, 1998 between NEW ENGLAND FUNDS TRUST I and NEW ENGLAND FUNDS TRUST II, ON BEHALF OF EACH OF THEIR RESPECTIVE SERIES, AS LISTED ON SCHEDULE C, SEVERALLY AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST COMPANY ("State Street").


      ACCEPTABLE FORMS OF COLLATERAL

      -     Cash (U.S. and foreign currency);

      - Securities issued or guaranteed by the United States government or its agencies or instrumentalities; and

      - Such other Collateral as the parties may agree to in writing from time to time.

                                     SCHEDULE C

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the ____day of _______, 1998 between NEW ENGLAND FUNDS TRUST I and NEW ENGLAND FUNDS TRUST II, ON BEHALF OF EACH OF THEIR RESPECTIVE SERIES, AS LISTED ON SCHEDULE C, SEVERALLY AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST COMPANY ("State Street").

FUND NAME                                          TAXPAYER IDENTIFICATION NUMBER     TAX YEAR END

SERIES OF NEW ENGLAND FUNDS TRUST I
New England Bond Income Fund                                04-2519841                 December 31
New England Government Securities  Fund                     04-6528545                 December 31
New England International Equity Fund                       04-3137378                 December 31
New England Strategic Income Fund                           04-3268670                 December 31

SERIES OF NEW ENGLAND FUNDS TRUST II
New England Adjustable Rate U.S. Government Fund            04-6683295                 December 31
New England High Income Fund                                04-2814890                 December 31
New England Limited Term U.S. Government Fund               04-6610760                 December 31

                          SECURITIES LOAN AGREEMENT

                                   Between

                      STATE STREET BANK AND TRUST COMPANY,
                              as Lender's Agent

                                     And

               STATE STREET BANK AND TRUST COMPANY, as Borrower

                                TABLE OF CONTENTS

                                                                            PAGE
1.    TERMS OF LOAN                                                           1
2.    DELIVERIES AND TREATMENT OF BORROWED SECURITIES                         3
3.    DELIVERIES AND TREATMENT OF COLLATERAL                                  4
4.    MARKS TO MARKET; MAINTENANCE OF COLLATERAL                              5
5.    FEES                                                                    6
6.    REPRESENTATIONS OF THE PARTIES                                          8
7.    COVENANTS                                                               8
8.    TERMINATION OF LOAN WITHOUT DEFAULT                                     9
9.    EVENTS OF DEFAULT                                                       10
10.   LENDER'S REMEDIES ON BORROWER'S DEFAULT                                 11
11.   BORROWER'S REMEDIES ON LENDER'S DEFAULT                                 12
12.   DEFINITIONS                                                             12
13.   INDEMNIFICATION                                                         14
14.   WAIVERS, GENERAL                                                        14
15.   STANDARD OF CARE                                                        14
16.   CONTINUING AGREEMENT; TERMINATION; REMEDIES                             14
17.   NOTICES                                                                 15
18.   TIME                                                                    15
19.   SECURITIES CONTRACTS                                                    15
20.   DECLARATION OF TRUST                                                    16
21.   MISCELLANEOUS                                                           16
22.   MODIFICATION                                                            16

                            SECURITIES LOAN AGREEMENT


      Agreement dated the 15th day of December, 1997 between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, acting through its Global Securities Lending Division, in its capacity as trustee, agent or custodian for certain securities of its clients (in such capacity, "Lender's Agent"), and STATE STREET BANK AND TRUST COMPANY, acting through the Money Market Division of the Financial Markets Group, as Borrower ("Borrower"), setting forth the terms and conditions under which one or more clients of Lender's Agent (hereinafter, each a "Lender") from time to time, may lend to Borrower Securities (as defined herein), against the receipt of collateral as specified herein.

      Capitalized terms not otherwise defined shall have the meanings ascribed to them in Section 12.

      WHEREAS, each Lender has appointed Lender's Agent as its agent to act on its behalf with respect to the lending of Securities to Borrower in accordance with the terms of a securities lending authorization agreement (hereinafter, the Securities Lending Authorization Agreement) between such Lender and Lender's Agent.

      WHEREAS, pursuant to each Securities Lending Authorization Agreement, Lender's Agent has been granted the responsibility and authority to do or cause to be done all acts Lender's Agent shall determine to be desirable, necessary or appropriate to implement or administer a securities lending program on behalf of the Lender party thereto.

      WHEREAS, upon request of Borrower, Lender's Agent may, from time to time, in its discretion and on behalf of one or more Lenders, lend Available Securities to Borrower against the receipt of Collateral (as defined herein) delivered by Borrower.

      NOW, THEREFORE, Lender's Agent and Borrower agree as follows:

1.    Terms of Loan.

      1.1 Upon request of Borrower, Lender's Agent may, from time to time, in its discretion and on behalf of the Lenders, lend Securities to Borrower against the receipt of Collateral delivered by Borrower. Lender's Agent and Borrower shall agree on the terms of each Loan, including the identity and amount of the securities to be loaned, the basis of compensation, and the type and amount of Collateral to be delivered by Borrower (subject to the terms and conditions of this Agreement), which terms may be amended during the period of the Loan only by mutual agreement of the parties hereto.

      1.2 Loans, all applicable terms and conditions thereof, and amendments and activity, if any, with respect thereto, shall be evidenced by Lender's Agent's records pertaining to such Loans maintained by Lender's Agent in the regular course of its business and such records shall represent conclusive evidence thereof except for manifest error or willful misconduct. Lender's Agent will send Borrower monthly statements of outstanding Loans showing Loan activity which Borrower agrees to examine promptly and to advise Lender's Agent of any error or exceptions. Borrower's failure to so advise Lender's Agent within twenty (20) days after delivery of any such statement shall be deemed to be such party's admission of the accuracy and correctness of the contents thereof and such party shall be fully bound thereby.

      1.3 Notwithstanding any other provisions in this Agreement with respect to when a Loan occurs, a Loan hereunder shall not occur until the Borrowed Securities and the Collateral therefor are delivered. If, on any Business Day, Borrower delivers Collateral, as provided in Section 3.1 hereunder, and Lender's Agent does not deliver the Borrowed Securities, Borrower shall have the absolute right to the prompt return of the Collateral; and if, on any Business Day, Lender's Agent delivers Borrowed Securities and Borrower does not deliver Collateral as provided in Section 3.1 hereunder, Lender's Agent shall have the absolute right to the prompt return of the Borrowed Securities.

      1.4 Lender's Agent shall maintain records in accordance with its usual practice showing the allocation among the participating Lenders of the Loans, the compensation therefor, the collateral with respect thereto and other relevant information. Lender's Agent shall implement appropriate procedures and policies to restrict lending of Securities hereunder on behalf of the respective Lenders beyond the maximum credit risk and financial exposure limits which may be set by such Lenders and Borrower.

2.    Deliveries and Treatment of Borrowed Securities.

      2.1 With respect to each Loan, Lender's Agent shall deliver the Borrowed Securities to Borrower (a) by delivering to Borrower certificates representing the Borrowed Securities together with such transfer documents as are customary for such securities, if any, (b) by causing the Borrowed Securities to be credited to Borrower's Account and debited from the Relevant Lender's Account at a clearing organization agreed to by the Parties, and such crediting and debiting shall result in receipt by Borrower and Lender's Agent of a notice of such crediting and debiting, which notice shall constitute a schedule of the Borrowed Securities, or (c) by any other method customary for the delivery of such Securities at the Securities Trading Location and as agreed to by the Parties.

      2.2 Except as provided in Section 2.3, Borrower shall exercise all of the incidents of ownership with respect to the Borrowed Securities, including the right to transfer the Borrowed Securities to others, until the Borrowed Securities are returned to Lender's Agent in accordance herewith.

      2.3 Lender's Agent, on behalf of the Relevant Lender, shall be entitled to receive all distributions (including payments upon maturity and other redemption) made on or in respect of the Borrowed Securities, the payable dates for which are during the term of the Loan and which are not otherwise received by Lender's Agent, to the full extent the Relevant Lender would be so entitled if the Borrowed Securities had not been loaned to Borrower, including, without limitation, (a) all cash dividends, (b) all other distributions of cash or property, (c) stock dividends and bonus issues, (d) securities received as a result of split-ups of the Borrowed Securities and distributions in respect thereof, (e) interest payments, (f) in the case of a rights issue, the Borrowed Securities together with the securities allotted thereon; (g) in the case of redemptions, a sum of money equivalent to the proceeds of redemption; (h) any rights relating to conversion, sub-division, consolidation, preemption, rights arising under a takeover offer or other rights, including those requiring election by the holder for the time being of such securities which become exercisable prior to the redelivery of Borrowed Securities, in which event the Lender may, within a reasonable time before the latest time for the exercise of the right or option give written notice to the Borrower that on redelivery of securities it wishes to receive redelivered Borrowed Securities in such form as if the right is exercised or, in the case of a right which may be exercised in more than one manner, is specified in such written notice; (i) in the case of a capitalized issue, the Borrowed Securities together with the securities allotted by way of a bonus thereon; (j) in the case of any event similar to any of the foregoing, the Borrowed Securities together with or replaced by a sum of money or securities equivalent to that received in respect of such Borrowed Securities resulting from such event; and (k) all rights to purchase additional securities.

Cash dividends and other distributions shall be paid gross of any foreign withholding taxes. Any cash distributions made on or in respect of the Borrowed Securities which Lender's Agent is entitled to receive pursuant to this Section shall be paid to Lender's Agent for the Account of the Relevant Lender by Borrower on payable, maturity, or redemption date. Non-cash distributions other than those in the nature of stock splits or stock dividends shall be paid to Lender's Agent for the Account of the Relevant Lender as soon as possible under the best efforts of Borrower. Accordingly, Borrower shall either: (i) redeliver the Borrowed Securities in time to allow the respective Relevant Lender to participate in rights, fees or other benefits which attach to the Borrowed Securities as described in this Section 2; or (ii) exercise such rights, fees or other benefits as directed by Lender's Agent. Furthermore, in the event a re-registration process is necessary in order to transfer such rights, fees or other benefits, and a Loan is terminated prior to the applicable record/payable date but not sufficiently prior to the record/payable date to enable Lender's Agent to re-register the Borrowed Securities in its own name, Borrower is to forward, and/or act on Lender Agent's behalf in accordance with Lender Agent's instructions with respect to, all rights, fees and other benefits on the Borrowed Securities.

      2.4 With respect to Section 2.3(k) above, Lender's Agent may, at its sole option, (A) direct Borrower to purchase additional securities or (B) terminate the Loan of specified securities so that Lender's Agent may exercise its purchase rights. In the case of option (A) under the next preceding sentence, Borrower may elect either (i) to retain such additional securities as part of its Loan, in which case Lender's Agent and Borrower shall make such arrangements as are necessary to provide that Borrower has adequate funds to purchase such additional securities and that the Loan of such additional securities is collateralized as required herein; or, (ii) to deliver such additional securities to Lender's Agent (on the date specified by Lender's Agent). In the case of option (B) under the second preceding sentence, the applicable provisions of this Agreement regarding termination of Loans shall apply.

       Non-cash distributions which are in the nature of stock splits or stock dividends and which are received by Borrower shall be added to the Borrowed Securities and shall be considered such for all purposes, except that: (i) if the Borrowed Securities have been returned to Lender's Agent or if Borrower is in Default hereunder, Borrower shall forthwith deliver any such non-cash distributions to Lender's Agent; and (ii) Lender's Agent may direct Borrower, upon no less than six Business Days' notice prior to the date of such a non-cash distribution, to deliver the same to Lender's Agent on the Business Day next following the date of such non-cash distribution.

3.    Deliveries and Treatment of Collateral.

      3.1 Simultaneous to or prior to the transfer of Borrowed Securities hereunder, Borrower shall deliver to Lender's Agent Collateral in an amount not less than the applicable Margin Percentage of the current Market Value of the Borrowed Securities. The Collateral shall be delivered by one or more of the following methods, as agreed to by the parties pursuant to Section 1.1: (a) Borrower delivering Securities to Lender's Agent, (b) Borrower delivering funds to the Lender's Agent for the Account of the Relevant Lender, (c) Borrower transferring funds by wire, (d) Borrower delivering to Lender Agent, or causing to be credited to Lender Agent's account at a Clearing Organization, a certified or official bank check representing New York Clearing House funds, (e) Borrower delivering to Lender's Agent an irrevocable letter of credit issued by mutually acceptable "bank" (as defined in Section 3(a)(6)(A)-(C) of the Securities Exchange Act of 1934) that is not an Affiliate of Borrower, (f) Borrower delivering U.S. Securities through the Federal Reserve book-entry system to the account of Lender's Agent at the Federal Reserve Bank of Boston, (g) Borrower delivering federal funds to the Lender Agent's account at the Federal Reserve Bank of Boston or at a Clearing Organization, (h) Borrower delivering non-cash Collateral through any Clearing Organization agreed to by the parties, and/or
(i) Borrower delivering to Lender's Agent, one or more other types of Collateral as the Parties may agree.

       As further security for the due and punctual performance by Borrower of any and all of its obligations to Lender's Agent hereunder, Borrower hereby grants and transfers to Lender's Agent a lien upon and a security interest in any and all property (together with the proceeds thereof) in which the Borrower at any time has rights and which at any time has been delivered, transferred, or deposited in or credited to an account with, the Lender's Agent or otherwise at any time is in the possession or under the control or recorded on the books of the Lender's Agent, provided such property is delivered as collateral for a Loan hereunder or under any other loan agreement with the Relevant Lender, including (without limitation) any property which may be in transit by mail or carrier for such purpose, or converted or affected by any documents in the Lender Agent's possession for such purpose.

      3.2 With respect to each Loan, the Collateral delivered by Borrower to Lender's Agent, as adjusted pursuant to Section 4 below, shall be security for the due and punctual performance by Borrower of any and all of its obligations to Lender's Agent on behalf of the Relevant Lender hereunder now or hereafter arising, and Borrower hereby pledges with, assigns to, and grants to Lender's Agent on behalf of the Relevant Lender a continuing first security interest in, and a lien upon, the Collateral and its proceeds. Borrower shall make appropriate notations on its books and records so as to ensure the validity of such security interest. Such first security interest shall attach upon the delivery of the Collateral to Lender's Agent, shall survive the termination of this Agreement, and shall cease only upon the return of the Collateral to Borrower subsequent to the return of the Borrowed Securities to Lender's Agent. In addition to the rights and remedies given to Lender's Agent hereunder, Lender's Agent, on behalf of the Relevant Lender, shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts.

      3.3 Borrower understands that Lender's Agent may use or invest the Collateral, to the extent that such Collateral consists of cash. Such use or investment shall be at the risk of the Relevant Lender and, subject to the payment of an agreed rebate fee pursuant to Section 5.2, and any other fees payable hereunder, the Relevant Lender shall be entitled to retain all income and profits therefrom and shall bear all losses therefrom. Except as provided in
Section 10, neither Lender's Agent nor any Lender may pledge, repledge, hypothecate, rehypothecate, lend, or relend the Collateral, to the extent such Collateral consists of other than cash. However, Lender's Agent may commingle and hold non-cash Collateral in bulk.

      3.4 With the approval of Lender's Agent, Borrower may at any time substitute for any Securities held by Lender's Agent as Collateral for the Borrowed Securities other Collateral with respect to the Borrowed Securities of equal current Market Value to the Securities for which it is to be substituted. Prior to the maturity of any U.S. Security (as defined in Section 12) that is delivered to Lender's Agent as Collateral, Borrower shall replace such U.S. Security with other Collateral acceptable to Lender's Agent and of equal current Market Value to the U.S. Security for which it is to be substituted. Substituted collateral shall be considered Collateral for all purposes hereof.

      3.5 Borrower shall be entitled to receive all distributions made on or in respect of non-cash Collateral the payable dates for which are during the term of a Loan and which are not otherwise received by Borrower, to the full extent it would be so entitled if the Collateral had not been delivered to Lender's Agent; provided, however, that the amount, type or value of such distribution which Borrower is entitled to receive hereunder shall not exceed the amount, type and value received by State Street or its agents. Any distributions made on or in respect of such Collateral which Borrower is entitled to receive under this section shall be paid in the same currency as such distribution is paid by the issuer, by Lender's Agent, acting on behalf of the Relevant Lender, to Borrower forthwith upon receipt thereof by Lender's Agent, so long as Borrower has not committed a Default at the time of such receipt. Cash dividends and other distributions shall be paid gross of any withholding taxes. Borrower acknowledges that distributions on non-cash Collateral may be afforded different treatment than Borrower would have been so entitled had it not delivered the Collateral to Lender's Agent, and agrees not to claim Lender's Agent or any Relevant Lender for any disparate treatment as a result of its receiving the distribution from Lender' Agent (as opposed to a distribution from issuer directly).

      3.6 Except as provided in Sections 10 and 11 hereunder, Lender's Agent shall be obligated to return the Collateral to Borrower upon the return to Lender's Agent of the Borrowed Securities.

4.    Marks to Market; Maintenance of Collateral.

      4.1 Borrower shall daily mark to market any Loans hereunder and in the event that at the close of trading on any day the Market Value of all the Collateral delivered by Borrower to Lender's Agent with respect to any Loan hereunder shall be less than the Margin Percentage of the Market Value of all Borrowed Securities outstanding with respect to such Loan, Borrower shall deliver to Lender's Agent for the benefit of the Relevant Lender additional Collateral by the close of the next Business Day so that the Market Value of the additional Collateral when added to the Market Value of the Collateral with respect to such Loan shall equal at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Loan. Such additional Collateral shall be delivered as provided in Section 3.1 above.

      4.2 In the event that at the close of trading on any day the Market Value of all the Collateral delivered by Borrower to Lender's Agent with respect to any Loan hereunder shall be less than the Margin Percentage of the Market Value of all the Borrowed Securities outstanding with respect to such Loan, Lender's Agent may, by oral notice to Borrower, demand that Borrower deliver to Lender's Agent for the benefit of the Relevant Lender additional Collateral such that the Market Value of such additional Collateral when added to the Market Value of the Collateral with respect to such Loan shall equal at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Loan. Except as provided below, such delivery is to be made by the close of business on the day of Lender's Agent's notice to Borrower if such notice is given before 11:30 a.m. on a Business Day, or on the next Business Day if agreed to between the Parties. If Lender's Agent's notice is given after 11:30 a.m. on a Business Day or is given on a day other than a Business Day, such delivery is to be made by the close of business of the next Business Day, unless such notice has been superseded by a proper demand made pursuant to Section 4.3 before 11:30 a.m. of that next Business Day. Such Collateral shall be delivered as provided in Section 3.1 above. If the transfer of Collateral is to occur outside the United States, such delivery is to be made not later than the time on such day that is customary in such location.

      4.3 In the event that at the close of trading on any day the Market Value of all the Collateral delivered by Borrower to Lender's Agent with respect to any Loan hereunder shall be greater than the Margin Percentage of the Market Value of all the Borrowed Securities outstanding with respect to such Loan, Borrower may, by oral notice to Lender's Agent, demand that Lender's Agent deliver to Borrower such amount of Collateral as may be selected by Borrower, so long as the Market Value of the remaining Collateral equals at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Loan. Except as provided below, such delivery is to be made by the close of business on the day of Borrower's notice to Lender's Agent if such notice is given before 11:30 a.m. on a Business Day, or on the next Business Day if agreed to between the Parties. If Borrower's notice is given after 11:30 a.m. on a Business Day or is given on a day other than a Business Day, such delivery is to be made by the close of business of the next Business Day, unless (a) such notice has been superseded by a proper demand made pursuant to Section 4.2 or this Section 4.3 given before 11:30 a.m. of that next Business Day, or (b) additional Collateral is required to be delivered on that next Business Day pursuant to Section 4.1. Such Collateral shall be delivered as provided in
Section 3.1 above. If the transfer of Collateral is to occur outside the United States, such delivery is to be made not later than the time on such day that is customary in such location.

5.    Fees and Investment of Cash Collateral.

      5.1 When an agreement to lend securities is made, Lender's Agent and Borrower shall agree on the basis of compensation to be paid in respect of the Loan.

      5.2 To the extent that a Loan of Borrowed Securities is collateralized by cash, the parties hereby agree that Lender's Agent for the benefit of the Relevant Lender shall use and invest such cash Collateral, and that, in consideration for such right to use and invest cash Collateral, Lender's Agent, on behalf of the Relevant Lender, will pay Borrower a loan rebate fee computed daily for each such Loan and based on the amount of cash Collateral delivered with respect to such Loan. In the event Securities other than U.S. Securities are borrowed hereunder, the amount of such loan rebate fee shall be computed (a) from the first Business Day next following the day that cash Collateral is delivered to Lender's Agent to the extent that such Loan is collateralized by cash through a means other than Borrower's delivery of federal funds, and (b) from the first Business Day that cash Collateral is delivered to Lender's Agent, to the extent that the Loan is collateralized by Borrower's delivery of federal funds. Computation of such loan rebate fee shall be made daily, through and including the earliest of: (i) the date that such cash Collateral is returned to Borrower, to the extent that such Loan is collateralized by cash through a means other than Borrower's delivery of federal funds; (ii) the date next preceding the date such cash Collateral is returned to Borrower, to the extent that such Loan is collateralized by Borrower's delivery of federal funds; (iii) the date of a Default by Borrower; and (iv) the date Lender's Agent gives notice of termination pursuant to Section 8.2, provided that the parties may mutually agree that a loan rebate fee will be paid for all or an agreed upon number of days after such notice is given (but in no event for a period beyond the earliest of the dates described in clauses (i), (ii), and (iii) of this sentence). Such loan rebate fee shall be payable before the tenth Business Day following the rendering of a correct invoice by Borrower. In the event U.S. Government Securities are borrowed hereunder, the amount of such loan rebate fee shall be computed daily from the first Business Day that cash Collateral is delivered to Lender's Agent, through and including the earliest of (I) the date next preceding the date that such cash Collateral is returned to Borrower; (II) the date of a Default by Borrower; and (III) the date Lender's Agent gives notice of termination pursuant to Section 8.2, provided that the parties may mutually agree that a loan rebate fee will be paid for all or an agreed upon number of days, and provided the Borrower is not in Default, such loan rebate fee shall be payable upon the date the Borrowed Securities are returned to the Lender's Agent upon termination of the Loan. If requested by any party to this agreement, Lender's Agent and Borrower shall renegotiate the loan rebate fee from time to time.

      5.3 To the extent that a Loan of Borrowed Securities is collateralized by other than cash, Lender's Agent and Borrower may agree that Borrower shall pay to Lender's Agent, for the account of the Relevant Lender, a loan premium based on the par value of the borrowed securities. The amount of such loan premium shall be computed from the first Business Day that the borrowed securities are delivered to Borrower, through and including the date next preceding the date that securities identical to the Borrowed Securities are returned to Lender's Agent pursuant to Section 8 or the date that Lender's Agent makes a purchase of securities or an election to treat the Borrowed Securities as sold pursuant to
Section 10.1. Any fee payable by Borrower hereunder shall be payable upon the earliest of the following: (a) the seventh Business Day of the month following the month in which the fee was incurred; or (b) immediately, in the event of a Default hereunder by Borrower; or (c) the date this Agreement is terminated.

      5.4 All necessary costs, including any and all taxes (such as, but not limited to, transfer taxes), duties (including, without limitation, stamp duties) and fees (if any), with respect to any transfers hereunder of the Borrowed Securities or Collateral shall be paid by Borrower when the same become due.

6.    Representations of the Parties.

      The parties hereby make the following representations and warranties, which shall continue during the term of any Loan hereunder;

      6.1 Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; and (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it.

      6.2 Each party hereto represents and warrants that the execution, delivery and performance by it of this Agreement and each Loan hereunder will at all times comply with all applicable laws and regulations, including those of applicable securities regulatory and self-regulatory agencies and organizations.

      6.3 Borrower represents and warrants for the benefit of Lender's Agent and each Lender that (a) it is a trust company duly organized and validly existing under the laws of the Commonwealth of Massachusetts, (b) it is a bank within the meaning of Section 3(a)(6)(A)-(C) of the Exchange Act, (c) it has, or will have at the time of delivery of any Collateral, the right to grant a first security interest therein subject to the terms and conditions hereof, and (d) the purposes for which it borrows securities hereunder shall not violate the laws of the Commonwealth of Massachusetts or the federal laws applicable therein.

      6.4 Borrower represents that the statements provided pursuant to Section
7.1 fairly represent its financial condition, and that there has been no material adverse change in its financial condition or the financial condition of any parent company since that date that has not been disclosed in writing to Lender's Agent. Lender's Agent represents that it has not been informed of any material adverse change in Lender's financial condition. Each Loan effected hereunder shall constitute a present representation by: (i) Borrower that there has been no material adverse change in its financial condition or the financial condition of any parent company that has not been disclosed in writing to Lender's Agent since the date of the most recent statement furnished to Lender's Agent pursuant to Section 7.1; and (ii) Lender's Agent that it knows of no material adverse change in the financial condition of any Lender that the Borrower is not aware of.

7.    Covenants.

      7.1 To the extent that Lender's Agent has provided Borrower with written statements identifying any of the Lenders as employee benefit plans subject to Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"), each request by Borrower for a Loan shall constitute a present representation that, except as disclosed in writing by Borrower to Lender's Agent, neither borrower nor any Affiliate of Borrower is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the assets of the Lender so identified that may be Borrowed Securities hereunder. Borrower hereby makes the following covenants:
Upon execution of this Agreement, Borrower shall furnish to Lender's Agent (i) the most recent available audited statement of Borrower's financial condition, and (ii) the most recent available unaudited statement of Borrower's financial condition. As long as any Loan is outstanding under this Agreement, Borrower will promptly deliver to Lender's Agent all such financial information that is subsequently available, and any other financial information or statements that Lender's Agent may reasonably request.

      7.2 Lender's Agent hereby makes the following covenants. Subject to confidentiality restrictions, if any, Lender's Agent shall furnish to Borrower, upon request, any of the following statements received from each Lender, promptly upon such receipt (i) the most recent available audited statement of such Lender's financial condition, and (ii) the most recent available unaudited statement of such Lender's financial condition. As long as any Loan is outstanding under this Agreement, Lender's Agent will promptly deliver to Borrower, upon request, all such financial information that is subsequently delivered to Lender's Agent and any other financial information or statements pertaining to a Lender and received by Lender's Agent that Borrower may reasonably request.

      7.3 Lender's Agent and Borrower hereby covenant and agree for the benefit of the Lenders that they each have adopted and implemented procedural safeguards to help ensure that all actions taken by Lender's Agent hereunder will be effected by individuals other than, and not under the supervision of, individuals who are acting in a capacity as Borrower hereunder, and that all transactions effected hereunder will take place at the same fully negotiated "arms length" prices offered to similarly situated third parties by Lender's Agent when it acts as lending agent for the various participants in its securities lending program, notwithstanding the inherent conflict of interest with respect to Loans to be effected by Lender's Agent to Borrower.

      7.4 The Borrower covenants that it shall ensure that this Agreement and all instruments of transfer of any Securities provided or returned pursuant to the terms of this Agreement have been duly stamped in accordance with all applicable legislation.

      7.5 The Borrower covenants that at all times it shall ensure compliance with those provisions of applicable law concerning the taxation of securities lending arrangements so that Lender does not incur any unnecessary tax or capital gains tax (other than income tax in respect of fees payable under this Agreement) arising out of the provision of Borrowed Securities to the Borrower and the return to Lender's Agent of Borrowed Securities.

8.    Termination of Loan without Default.

      8.1 Borrower may cause the termination of a Loan at any time by returning the Borrowed Securities to Lender's Agent.

      8.2 Lender's Agent may cause the termination of a Loan by giving notice of termination of such Loan to Borrower, prior to the close of business on any Business Day. Upon such notice, Borrower shall deliver the applicable Borrowed Securities to Lender's Agent (i) in the event U.S. Securities are loaned, no later than the close of business on the next Business Day; or (ii) in the event Securities other than U.S. Securities are loaned, no later than the earlier of
(a) the end of the customary delivery period for such Securities or (b) the third Business Day following the day on which Lender gives notice of termination of such Loan Borrower.

      8.3 Borrower's delivery of the Borrowed Securities to Lender's Agent pursuant to Section 8.1 or 8.2 shall be made by causing Lender's Agent to credit the Account of the Relevant Lender with the Borrowed Securities, by causing the Borrowed Securities to be credited to the Account of the Relevant Lender at the applicable Clearing Organization, or, if Lender's Agent consents, by physical delivery to Lender of certificates representing the Borrowed Securities. Upon such delivery by or on behalf of Borrower, Lender's Agent shall concurrently therewith deliver the Collateral (as adjusted pursuant to Section 4) to Borrower; provided, however, that if upon the return of the Borrowed Securities there is not sufficient time for Lender's Agent to effect a return of the Collateral to Borrower's Account, Lender's Agent may return such Collateral on the next Business Day such return can be so effected.

9.    Events of Default.

      With respect to each Loan, the following shall constitute defaults hereunder (individually, a "Default")

      (a) if Lender's Agent or Borrower fails to return the relevant Borrowed Securities or Collateral as required by Section 8 hereof;

      (b) if Lender's Agent or Borrower fails to deliver or return the relevant Collateral, as required by Section 4 hereof;

      (c) if Lender's Agent or Borrower fails to make the payment of distributions with respect to such Loan as required by Section 2.3 and 3.5 hereof and such default is not cured within one Business Day of notice of such failure to Borrower or Lender's Agent, as the case may be;

      (d) if any party fails to make any payment with respect to such Loan due hereunder;

      (e) if any party, or any parent company of Borrower, or the Relevant Lender makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files or becomes subject to a petition in bankruptcy or is adjudicated as bankrupt or insolvent, or files or becomes subject to a petition seeking reorganization, liquidation, dissolution, or similar relief under any present or future law or regulation, or seeks, consents to or acquiesces in the appointment of any trustee, receiver, or liquidator of it or any material part of its properties;

      (f) if Borrower or the Relevant Lender has its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government or agency thereof;

      (g) if it is found that Borrower or the Relevant Lender has made a material misrepresentation of its financial condition;

      (h) if Borrower breaches any covenants, representations, or agreements herein;

      (i) if a final judgment for the payment of money shall be rendered against Borrower and such judgment shall not have been discharged or its execution stayed pending appeal within sixty (60) days of entry or such judgment shall not have been discharged within sixty (60) days of expiration of any such stay.

10.   Lender's Remedies on Borrower's Default.

      10.1 In the event of any Default by Borrower under Section 9 hereof with respect to a Loan, Lender's Agent, on behalf of the Relevant Lender, shall have the right, in addition to any other remedies provided herein or under applicable law, to terminate all Loans of such Relevant Lender, effective immediately upon receipt of notice to that effect by Borrower, and at the option of Lender's Agent (without further notice to Borrower) with respect to any or each such Loan, either (a) to purchase a like amount of the Borrowed Securities in any market for such securities or (b) to elect to treat the Borrowed Securities as having been purchased by Borrower at a purchase price equal to the Replacement Value. Lender's Agent may apply the relevant Collateral to the payment of such purchase, after deducting therefrom all amounts, if any, due the Relevant Lender, or Lender's Agent on its behalf, from Borrower under this Agreement. In such event, Borrower's obligation to return the applicable Borrowed Securities shall terminate. Borrower shall be liable to Lender's Agent, on behalf of the Relevant Lender, for the cost of funds which Lender's Agent, on behalf of the Relevant Lender, must advance to purchase such securities during any stay on the application of the Collateral (whether such stay is automatic or imposed by a court or any other governmental agency). In the event such purchase price or Replacement Value exceeds the amount of the Collateral, Borrower shall be liable to Lender's Agent, on behalf of the Relevant Lender, for the amount of such excess (plus all amounts, if any, due by Borrower to the Lender's Agent, on behalf of the Relevant Lender, hereunder) together with interest on all such amounts at the Prime Rate, as it fluctuates from day to day, on demand from the date of such purchase or election until the date of payment of such excess. Each Lender shall have, as security for Borrower's obligation to such Lender to pay such excess, a first security interest in or right of setoff against any property of Borrower then held by such Lender and any other amount payable by such Lender to Borrower. The purchase price of securities purchased under this
Section 10 shall include broker's fees and commissions and all other reasonable costs, fees, and expenses related to such purchase. Lender's Agent shall allocate among the Lenders and their respective Loans, in accordance with any reasonable allocation method selected by Lender's Agent, the funds received, Collateral realized upon and the costs of collection, including without limitation, the cost of purchase of replacement securities. Upon the satisfaction of all of Borrower's obligations to Lender's Agent, on behalf of the Relevant Lender hereunder, any remaining Collateral held by Lender's Agent on behalf of the Relevant Lender shall be returned to Borrower.

11.   Borrower's Remedies on or Lender's Agent Default.

      11.1 With respect to each Loan, in the event of any Default by the Relevant Lender, or by Lender's Agent by reason of the Relevant Lender's failure to perform its obligations under the terms of its Securities Lending Authorization Agreement, Borrower shall have the right to sell an amount of the Borrowed Securities applicable to the Loans from the Relevant Lender, in the principal market for such securities, that will provide proceeds equal in value to the Market Value of the Collateral on the date of Default. In such event, Borrower may retain the proceeds of such sale and the obligation of Lender's Agent to return the Collateral applicable to the Loans from the Relevant Lender shall terminate. In the event the sale price received from such securities is less than the value of the Collateral, Lender's Agent shall be liable to Borrower (but only if and to the extent of the funds received from the Relevant Lender under its Securities Lending Authorization Agreement) for the amount of any deficiency (plus all amounts, if any, due to Borrower hereunder). Upon the satisfaction of all of the obligations of Lender's Agent thereunder, any remaining Borrowed Securities applicable to the Loans from the Relevant Lender shall be returned to Lender's Agent.

12.   Definitions.

For the purposes hereof:

      12.1 "Account of the Relevant Lender" shall mean, with respect to each Relevant Lender, either: (i) such Relevant Lender's sub-account reflected on the books and records of Lender's Agent within the 3E Special Account of Lender's Agent held in the Federal Reserve Book-Entry System; or (ii) an account designated on the books and records of State Street Bank and Trust Company as representing cash Collateral held by Lender's Agent as custodian on the Relevant Lender's behalf.

      12.2 "Affiliate" means (i) any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with another person; (ii) any officer, director, or partner, or employee of such other person; and (iii) any corporation or partnership of which such other person is an officer, director or partner. For purposes of this definition the term "control" means the power to exercise a controlling influence over the management or policies of a person other than an individual.

      12.3 "Available Securities" shall mean the securities available to be loaned hereunder, as described in Section 1 hereof.

      12.4 "Borrowed Security" shall mean any "security" (as defined in the Exchange Act) which is either: (i) a U.S. Security, and is delivered as a Loan hereunder, until such security is credited through the Federal Reserve book-entry system, to the Lender's account at the Federal Reserve Bank of Boston or until the security is replaced by purchase. For purposes of the return of Borrowed Securities by Borrower pursuant to Section 8 or the purchase of securities pursuant to Section 10, such term shall include securities of the same issuer, class, and quantity as the Borrowed Securities; or (ii) not a U.S. Security and which is delivered as a Loan hereunder, until the Clearing Organization credits the Lender's accounts or the certificate for such security is delivered or otherwise accepted back hereunder or until the security is replaced by purchase, except that, if any new or different security shall be exchanged for any Borrowed Security by recapitalization, merger, consolidation or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Borrowed Security in substitution for the former Borrowed Security for which such exchange was made. For purposes of the return of Borrowed Securities by Borrower pursuant to Section 8 or the purchase of securities pursuant to Sections 10 or 11 hereunder, such term shall include securities of the same issuer, class and quantity as the Borrowed Securities, as adjusted pursuant to the preceding sentence.

      12.5 "Borrower's Account" shall mean the 3A Investment Account of State Street Bank and Trust Company held through the Federal Reserve Book-Entry System.

      12.6 "Business Day" shall mean any day recognized as a settlement day by the Federal Reserve Bank of Boston and on which Lender's Agent is open for business to the public.

      12.7 "Clearing Organization" means any clearing agency for the transfer of securities, the use of which is agreed to by the parties.

      12.8 "Collateral" shall mean, with respect to each Loan whether now owned or hereafter acquired, (a) that collateral delivered to Lender's Agent pursuant to Section 3 or 4, and (b) all accounts in which such collateral is deposited and all securities and the like in which all cash collateral is invested or reinvested.

      12.9 "Default" shall have the meaning set forth in Section 9 hereof.

      12.10 "Loan" shall mean a single transaction for the loan of securities hereunder by Lender's Agent to Borrower on behalf of a designated Relevant Lender.

      12.11 "Loaned Securities" shall mean securities subject to a Loan.

      12.12 "Margin Percentage" shall mean one hundred and two percent (102%) in respect of U.S. Securities or Sovereign Debt, one hundred and five percent (105%) in respect of all other Securities or such other percentage as is agreed to by the Lender's Agent and Borrower pursuant to Section 1.1.

      12.13 "Market Value" of a security shall mean the fair market value of such security (including, in the case of any Borrowed Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by Lender's Agent, or by such other independent sources as may be selected on a reasonable basis by Lender's Agent. "Market Value" of cash shall mean the notional amount thereof.

      12.14 "Prime Rate" shall mean the prime rate as quoted in The Wall Street Journal, New York Edition, for the business day preceding the date on which such determination is made. If more than one rate is so quoted, the Prime Rate shall be the average of the rates so quoted.

      12.15 "Relevant Lender" shall mean, with respect to each Loan, the Lender to whom such Loan is allocated as shown on the books of Lender's Agent maintained pursuant to Section 1.4 hereof.

      12.16 "Replacement Value" shall mean the price, including any brokerage or other expenses and accrued interest, at which a like amount of securities identical to the Borrowed Securities could be purchased in the principal market for such securities at the time of the election of Lender's Agent under Section
10.1 hereof.

      12.17 "Security" means any security (as defined in the Exchange Act) which is delivered for Loan hereunder.

      12.18 "State Street" shall mean State Street Bank and Trust Company.

      12.19 "U.S. Security" means a security issued or guaranteed by the United States government or any of its agencies.

13.   Indemnification.

      Borrower hereby agrees to indemnify and hold harmless each Lender and Lender's Agent from any and all damages, losses, costs, and expenses (including attorney's fees) that such Lender or Lender's Agent may incur or suffer due to the failure of the Borrower to perform its obligations under this Agreement. This right to indemnification shall survive the termination of any Loan or of this Agreement.

14.   Waivers, General.

      The failure of either party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term of any other term of this Agreement. All waivers in respect of a Default must be in writing.

15.   Standard of Care.

      Subject to the requirements of applicable law, Lender's Agent shall not be liable with respect to any losses incurred by Borrower in connection with this Agreement except to the extent that such losses result from the negligence of Lender's Agent in the performance of its duties hereunder.

16.   Continuing Agreement; Termination; Remedies.

      It is the intention of the parties hereto that, subject to the termination provisions set forth herein, this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made by Lender's Agent to Borrower. Lender's Agent and Borrower may each at any time terminate this Agreement upon five (5) days' written notice to the other parties to that effect. The sole effect of any such termination of this Agreement will be that, following such termination, no further Loans by Lender's Agent shall be made or considered made hereunder, but the provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided.

17.   Notices.

      Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:

            If to Lender's Agent:
                              State Street Bank and Trust Company
                              Two International Place
                              Boston, Massachusetts 02110
                              Attn:   Securities Lending Department


            If to Borrower:
                              State Street Bank and Trust Company
                              Financial Markets Group
                              225 Franklin Street
                              Boston, Massachusetts 02110
                              Attn: Money Markets Area

or to such other addresses as either party may furnish the other party by written notice under this section.

      Telephone and facsimile notices shall be sufficient if communicated to the party entitled to receive such notice at the following numbers:

      If to Lender's Agent:

            Telephone (6l7) 664-2500         Facsimile (6l7) 664-2660

      If to Borrower:

            Telephone: 654-6360              Facsimile 654-4270

18.   Time.

      All times specified herein shall be based on Boston time.

19.   Securities Contracts.

      Each party hereto agrees that this Agreement and the Loans made hereunder shall be a "qualified financial contracts" for purposes of Section 11 (e)(8) of the Federal Deposit Insurance Act, as amended, and any receivership or conservationship proceeding thereunder.

20.   Declaration of Trust.

      Lender's Agent hereby covenants and agrees that with respect to any Collateral delivered to Lender's Agent by Borrower hereunder, Lender's Agent shall hold such Collateral, or, in the case of cash Collateral, shall hold any securities or units representing the investment of such cash Collateral, separate and apart from Lender's Agent's assets and Lender's Agent hereby further declares that it holds such Collateral or such securities or units, as the case may be, in trust for the benefit of the Relevant Lender.

21.   Miscellaneous.

      With respect to loans of Securities to Borrower by Lender's Agent on behalf of Lenders, this Agreement supersedes any other agreement between the parties. This Agreement shall not be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

22.   Modification.

      This Agreement shall not be modified, except by an instrument in writing signed by the party against whom enforcement is sought.

                             BORROWER: STATE STREET BANK AND TRUST COMPANY

                             Officer:       STEFAN M.GAVELL
                                       ----------------------------------------

                             Title:         Superintendant and
                                            General Manager, London Branch
                                       ----------------------------------------

                             Signature: /s/ STEFAN M.GAVELL
                                       ----------------------------------------


                             LENDER'S AGENT: STATE STREET BANK AND TRUST COMPANY

                             Officer:       GREGORY W. HARMON
                                       ----------------------------------------

                             Title:         SUPERINTENDANT
                                       ----------------------------------------

                             Signature: /s/ GREGORY W. HARMON
                                       ----------------------------------------

                        FIRST AMENDMENT TO THE SECURITIES
                                 LOAN AGREEMENT
           BETWEEN STATE STREET BANK AND TRUST COMPANY ACTING THRUGH ITS
                           SECURITIES LENDING DIVISION
                                       AND
               STATE STREET BANK AND TRUST COMPANY ACTING THROUGH
            THE MONEY MARKET DIVISION OF THE FINANCIAL MARKETS GROUP

      WHEREAS, State Street Bank and Trust Company, a Massachusetts trust company, acting through its Securities Lending Division, in its capacity as trustee, agent or custodian for certain securities of its clients (in such capacity , "Lender's Agent') and State Street Bank and Trust Company, a Massachusetts trust company, acting through the Money Market Division of Financial Markets Group ("Borrower'), entered into a Securities Loan Agreement dated 15 December, 19997, setting for the terms and conditions under which one or more clients of Lender's Agent (each a "Lender") from time to time, may lend to Borrow Securities against the receipt of collateral (the "Agreement");

      WHEREAS, Section 22 of the Agreement provides that the Agreement shall not be modified except by a writing signed by the party against whom enforcement is sought; and

      WHEREAS, the Borrower and State Street both desire to amend the Agreement to provide for certain additional terms and conditions with respect to the borrowing of Australian Government and Semi-Government Securities.

      NOW, THEREFOR, for value received and in order to induce the parties to enter into the amendment contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually agree to amend the Agreement in the following respect:


1. Section 8.3 is hereby amended by adding the following at the end of said section:

            "if a Loan shall have been terminated sooner by the Lender or Borrower, Borrower shall be obligated to terminate the Loan within six(6) months."

2.    Section 2 is hereby amended by adding the following to said section:

            "Notwithstanding anything to the contrary to the Agreement, including, without limitation, this Section 2, title to the Borrowed Securities and Collateral shall pass through from one party to the other. Lender and the Borrower shall execute and deliver all necessary instructions to procure that all right, title and interest in:

            (a) any Borrowed Securities pursuant to the term of the Agreement;
            and

            (b) any Collateral delivered pursuant to the terms of the Agreement;

            shall pass from one party to the other subject to the terms and conditions mentioned herein and on return of the same in accordance with the Agreement, free from all liens, charges and encumbrances. Until a Loan is terminated in accordance with the Agreement and subject to the terms of the Agreement, the Borrower shall have all the incidents of ownership of the Borrowed Securities and Lender shall have all incidents of the Collateral, including the right to transfer the same to others upon an event of Default."


3.    Section 3 is hereby amended by adding the following as Section 3.7:

            "Notwithstanding anything to the contrary to the Agreement, including, without limitation, this Section 2, title to the Borrowed Securities and Collateral shall pass through from one party to the other. Lender and the Borrower shall execute and deliver all necessary instructions to procure that all right, title and interest in:

            (a) any Borrowed Securities pursuant to the term of the Agreement;
            and

            (b) any Collateral delivered pursuant to the terms of the Agreement;

            shall pass from one party to the other subject to the terms and conditions mentioned herein and on return of the same in accordance with the Agreement, free from all liens, charges and encumbrances. Until a Loan is terminated in accordance with the Agreement and subject to the terms of the Agreement, the Borrower shall have all the incidents of ownership of the Borrowed Securities and Lender shall have all incidents of the Collateral, including the right to transfer the same to others upon an event of Default."

4.    The Agreement shall remain in effect in all other respects.


Dated the 18th day of May, 1998

IN WITNESS WHEREOF, the parties hereto agree to the execution of the above Amendment by affixing their signatures below.


                                      BORROWER: STATE STREET BANK AND
                                                TRUST COMPANY


                                      Name: /s/ STANLEY W. SHELTON
                                            ----------------------------

                                      By:       STANLEY W. SHELTON
                                            ----------------------------

                                      Its:      Executive Vice President
                                            ----------------------------

                                      LENDER'S AGENT:  STATE STREET BANK
                                                       AND TRUST COMPANY

                                      Name: /s/ Edward J. O'Brien
                                            ----------------------------

                                      By:       Edward J. O'Brien
                                            ----------------------------

                                      Its:      Senior Vice President
                                            ----------------------------